CONTACT:
Investor Relations
Axon Enterprise, Inc.
IR@axon.com

Axon Q2 2019: Record bookings of $142 million, up 60% on new product strength, adoption of Officer Safety Plan 7
REITERATING OUTLOOK AFTER RECORD SOFTWARE & SENSORS SEGMENT BOOKINGS PERFORMANCE; SHORT-TERM OPERATIONAL CHALLENGES FOR TASER SEGMENT

Scottsdale, Ariz., August 8, 2019— Axon (Nasdaq: AAXN), the global leader in connected public safety technologies, today released the following quarterly update letter to shareholders.

Dear Shareholders,

In Q2, we delivered excellent progress on our long-term strategic goals while also working through some operational challenges in our TASER segment that resulted in revenue and EBITDA below our expectations.

Unexpected short-term pressure on the TASER segment at quarter-end was tied to an inventory shortfall relating to a battery component supplier issue, as well as engineering actions we took to improve the long-term cost structure of our TASER 7 cartridges. We discuss these below in more detail.

Key highlights since our last update include:

•	Our three largest deals feature monthly software ARPUs at more than double historic levels on our new Officer Safety Plan 7+ (OSP 7+), which is clearly resonating with customers.

•
Axon Records passed acceptance testing with two major city law enforcement agencies, which is a critical milestone where the agency verifies that Axon Records is functional and meets the agency’s needs.

•	Future contracted revenue surpassed $1 billion for the first time.

•	Axon Cloud revenue grew 41% annually and 15% sequentially; and annual recurring revenue grew 40% annually to $129 million.

•
Bookings in our Software & Sensors segment set a new record at $142 million, up 60% over last year and 86% sequentially. Bookings were driven by strong customer reception for the Officer Safety Plan (both OSP 7 and OSP 7+), our new bundle composed of the TASER 7 platform, Axon Body 3, and several software features including digital evidence management and Axon Records, at a price of $149 to $199 per officer per month over 60 months. We are thrilled to welcome Atlanta, Minneapolis and Baltimore City police departments onto OSP 7+, and are in the process of signing several more major agencies.

•
Software and Sensors segment gross profit grew 45% year over year, aided by steady user additions and sound execution, allowing our body-worn camera and digital evidence management business to become self-supporting.

Product launch updates

As you know, 2019 is a pivotal product launch year for Axon as we ramp TASER 7, begin shipping Axon Body 3, and roll out Axon Records to our launch customers.

TASER 7

TASER 7 is an important platform for us that introduces not only a new weapon, but a new cartridge business model, a new training program, and a new cloud-connected software model sold on a subscription-only basis, providing a recurring cash flow stream. Year over year, we have doubled the percentage of TASER device orders tied to a subscription from 30% to 60% of total orders.

We continue to see strong customer interest in TASER 7 and expect to begin selling in international markets next year.

Axon Body 3

We are thrilled to be pioneering a new category with Axon Body 3, our first body camera with real-time streaming directly over LTE networks. Our current in-market camera, Axon Body 2, established us as the market leader. And the beta version of Axon Body 3 is already the best camera we have ever built.

In February, we began Axon Body 3 alpha testing with customers, and in early June, customers began beta testing the device. Axon Body 3 features better video, audio, usability, and durability than Axon Body 2, and is receiving great customer feedback.

We have two key objectives in rolling out the next generation of body cameras, which we believe will fundamentally improve policing.

To start, we must ensure that our customers’ current experience remains as good, or better, even with a more advanced device, not compromising any of the features that made Axon Body 2 the market leader. In addition to designing highly capable imaging and audio modules, we have ensured that the robust Axon Body 3 still has full-shift-ready battery life and retains the simplicity of the user interface.

Power management is one of the biggest engineering challenges that we addressed in the device, which has more power-hungry modules than ever before, including a full wireless suite with LTE, Wi-Fi, and Bluetooth; our most advanced processor ever; a GPS chip; an upgraded imaging module and multiple microphones. We were able to add these capabilities while retaining up to 12 hours of battery life under predicted usage patterns.

Second, we seek to drive new functionality that expands body cameras into true smart sensors that can ultimately make policing more efficient and effective. Axon Body 3 has been in research and development for three years as our engineers have continuously solved challenges in bringing the first product of its kind to market.

We have successfully demonstrated improved core user functionality, including improved evidence capture and offloading, and have established a supply chain that achieves manufacturing scalability. Physical integrity engineering is complete, meaning that Axon Body 3 is waterproof and ruggedized for tactical environments. In April, we achieved an important milestone when we successfully demonstrated live-streaming of video.

The camera is passing our internal lab and field tests and we are working closely with FirstNet, Built with AT&T, and Verizon, who have been supportive as we bring a new connected device category to market. We expect to begin shipping Axon Body 3 in Q3 2019 after the camera passes certifications from our wireless carrier partners.

Axon Records

Axon Records is our groundbreaking new cloud-hosted incident reporting system, which will revolutionize the way law enforcement officers capture and document the details of any incident. Officers can spend up to two-thirds of their shift writing reports, and the records system software is the primary means through which information is captured and disseminated to all the places it needs to go, including the justice system and government agencies. Our leadership in body cameras allows us to make body camera video the heart of the incident record. Over the coming years, we intend to leverage our network of smart sensors together with artificial intelligence to automate the entire reporting process.

Axon Records has passed acceptance testing at two major city police departments, both of which are in the process of end user training and operational deployment. We have received positive user feedback, with one early user rating Axon Records as “seven stars on a scale of one to five.” One agency is replacing their entire records management system (RMS), and the other is replacing several critical modules with Axon Records and has indicated that they intend to migrate other modules over time.

Summary of Q2 2019 Results

•	Revenue of $112 million represents 13% year over year growth.

◦	Strong Software and Sensors segment revenue growth of 34% was offset by TASER segment revenue that was flat year over year. We discuss both in more detail below.

•	Gross margin of 58.3% declined from 59.5% in Q1 2019, driven by a decrease in TASER segment gross margins, also discussed below.

•	Operating expenses of $66.9 million reflect strong cost discipline.

◦	SG&A of $43.4 million and R&D of $23.5 million each grew approximately 1% sequentially.

◦	Operating expenses included a $1.3 million impairment charge that affected SG&A. Excluding that charge, operating expenses declined sequentially.

•	GAAP EPS was $0.01; Non-GAAP EPS of $0.14 excludes non-cash stock-based compensation expenses and an impairment charge.

•	Adjusted EBITDA was $11.6 million.

•
Cash and short term investments grew $7.4 million sequentially to $336 million. Axon's strong balance sheet, with zero debt, provides us with the latitude to continue growing our subscription contracts as a percentage of revenue.

Financial commentary by segment
TASER

	Three Months Ended			Change
	June 30, 2019	March 31, 2019	June 30, 2018	QoQ	YoY
TASER	(in thousands)
Net sales	$60,572	$65,391	$60,624	(7.4)%	(0.1)%
Gross margin	59.9%	64.4%	70.8%	-450bp	-1090bp

•	TASER revenue of $60.6 million came in below our expectation.

◦
While we have made significant progress toward improving long-term production yields and gross margins on our TASER 7 program, two factors caused us to be unable to meet demand for approximately $6 million worth of TASER 7 conducted energy weapons (CEWs) and cartridges at quarter-end.

▪
We experienced a disruption in our supply chain when our battery component supplier on the TASER 7 was unable to meet our stringent quality standards as it scaled. We have since worked closely with the supplier to help it scale its manufacturing process and it is now producing at production volumes. As a result of the supplier not being able to timely fulfill our production needs, approximately $3 million of forecasted TASER 7 sales shifted from Q2 2019 into Q3 2019.

▪
A design change involving a TASER 7 cartridge component led to a shortage of cartridges and therefore lower-than-expected revenue of approximately $3 million in the quarter. This design change is part of a cost optimization program that we expect will ultimately reduce per-cartridge material costs by around 33% around the end of this year. We expect to fulfill this cartridge demand over the remainder of 2019.

•
TASER gross margin of 59.9% decreased sequentially from 64.4% in Q1 2019. Segment gross margins reflect a strong mix of TASER 7 units, which is not yet a mature hardware program and therefore carries higher gross costs.

◦
Gross margin reflects approximately $1.6 million in TASER 7 ramp-up and optimization costs related to scrap, obsolete inventory, and temporarily higher gross labor costs. The obsolete inventory charge was tied to the cartridge design change described above.

◦	The incremental contribution margin on the TASER 7 program, excluding fixed costs, was approximately 62% in the quarter.

◦	The sequential gross margin decline was generally not influenced by pricing or trade-in credits, as CEW pricing remained relatively flat compared with Q1 2019.

•
Approximately 60% of all weapons sold in Q2 were on a recurring payment plan. In the United States, recurring payment plans accounted for 62% of new TASER contracts, with TASER 7 contracts driving subscriptions. This represents substantial progress on transitioning the TASER business to a subscription model. One year ago, 30% of new TASER orders were on a subscription.

Software & Sensors

	Three Months Ended			Change
	June 30, 2019	March 31, 2019	June 30, 2018	QoQ	YoY
Software and Sensors	(in thousands)
Axon Cloud net sales	$31,822	$27,631	$22,505	15.2%	41.4%
Axon Cloud gross margin	73.0%	73.6%	77.8%	-60bp	-480bp

Sensors and Other net sales	$19,968	$22,788	$16,097	(12.4)%	24.0%
Sensors and Other gross margin	30.1%	28.4%	16.7%	170bp	1340bp

•
Axon Cloud revenue of $31.8 million grew 41% year over year and 15% sequentially, driven by customer additions in body-worn cameras and digital evidence management, growth in Axon Fleet 2 users, and revenue contribution from deployments on legacy Vievu contracts.

•
Axon Cloud gross margin of 73.0% declined year over year and sequentially due to added installation costs associated with Axon Fleet 2, which is booked as a service cost. The software-only revenue in this segment, which includes cloud storage, has consistently carried a gross margin above 80%. Low-to-negative margin on professional services for bringing customers online causes fluctuations in the overall Axon Cloud gross margin. Professional services revenue and costs negatively affected Axon Cloud gross margin by roughly 800 basis points in the quarter.

•	Sensors and Other revenue of $20 million grew 24% year over year. Revenue fell sequentially, as expected, ahead of initial shipments of Axon Body 3.

•	Sensors and Other gross margin of 30.1% showed improvement as we exited a period of negative contribution from the acquisition of Vievu.
Forward-Looking Performance Indicators

	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
	($ in thousands)
Annual recurring revenue (1)	$129,452	$122,276	$108,496	$101,618	$92,711
Cumulative Axon software seats booked	397,800	371,100	347,200	325,200	305,200
Software and Sensors bookings	$142,004	$76,391	$109,779	$92,895	$88,860
Total company future contracted revenue	$1,050,000	$930,000	$900,000	$820,000	$750,000
(1) Monthly recurring license, integration, warranty, and storage revenue annualized.

•	Annual recurring revenue grew 40% year over year to $129 million, and reflects only that portion of Axon's 397,800 cumulative booked seats that are online and contributing to revenue.

•	Record Software and Sensors bookings of $142 million reflect strong major agency adoption for our highest revenue bundles.

•
Total company future contracted revenue crossed $1 billion for the first time. The $1.05 billion shown is limited to revenue from arrangements that meet the definition of a contract under Topic 606 as of June 30, 2019. We expect to recognize between 15% to 20% of this balance over the next 12 months and generally expect the remainder to be recognized over the following five to seven years, subject to risks related to delayed deployments, budget appropriation or other contract cancellation clauses.

Outlook
We remain constructive in our outlook and are reiterating our full year 2019 guidance.

•	We are reiterating our annual revenue outlook of $485 million to $495 million;

◦	We expect Q3 2019 revenue of $120 million to $125 million;

•	We are reiterating annual Adjusted EBITDA guidance of $80 million to $85 million, which represents 34% year-over-year growth at the midpoint;

•
We expect stock-based compensation expenses to be approximately $35 million for the full year, which is subject to change depending on our assessment of the probability of attaining operational metrics for the CEO Performance Award and XSU awards, and the expected timing of such attainment; and

•	We expect a normalized tax rate of 20% to 25%, which can fluctuate depending on geography of income and the effects of discrete items, including changes in our stock price.

We are developing products that serve law enforcement, who are present in some of the most significant moments in people’s lives. This means that ultimately our products serve the communities and people whom police protect. We take our public mission seriously and believe the business is well positioned to continue serving our customers and communities, while creating value for our shareholders over the long term.

Signed,

Rick Smith, CEO
Luke Larson, President
Jawad Ahsan, CFO

Quarterly conference call and Webcast

We will host our Q2 2019 earnings conference call on August 8 at 2 p.m. PT / 5 p.m. ET.

The call will be available via live audio webcast and archived replay on Axon's investor relations website at https://investor.axon.com.
Statistical Definitions

Software & Sensors bookings are an indication of the activity the Company is seeing relative to Software & Sensors hardware, software and Axon Evidence. We consider bookings to be a statistical measure defined as the sales price of orders (not invoiced sales), including contractual optional periods we expect to be exercised, net of cancellations, inclusive of renewals, placed in the relevant fiscal period, regardless of when the products or services ultimately will be provided. Most bookings will be invoiced in subsequent periods.

Due to municipal government funding rules, in some cases certain of the future period amounts included in bookings are subject to budget appropriation or other contract cancellation clauses. Although Axon has entered into contracts for the delivery of products and services in the future and anticipates the contracts will be fulfilled, if agencies do not exercise contractual options, do not appropriate money in future year budgets or do enact a cancellation clause, revenue associated with these bookings may not ultimately be recognized, resulting in a future reduction to bookings.

For more information relative to our revenue recognition policies, please reference our SEC filings.

Non-GAAP Measures

To supplement the Company's financial results presented in accordance with GAAP, we present the non-GAAP financial measures of EBITDA, Adjusted EBITDA, Non-GAAP Net Income, Non-GAAP Diluted Earnings Per Share and Free Cash Flow. The Company's management uses these non-GAAP financial measures in evaluating the Company's performance in comparison to prior periods. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing its performance, and when planning and forecasting our future periods. A reconciliation of GAAP to the non-GAAP financial measures is presented herein.

•	EBITDA (Most comparable GAAP Measure: Net income) - Earnings before interest expense, investment interest income, income taxes, depreciation and amortization.

•
Adjusted EBITDA (Most comparable GAAP Measure: Net income) - Earnings before interest expense, investment interest income, income taxes, depreciation, amortization, non-cash stock-based compensation expense and pre-tax certain other items (described below).

•
Non-GAAP Net Income (Most comparable GAAP Measure: Net income) - Net income excluding the costs of non-cash stock-based compensation and excluding pre-tax certain other items, including, but not limited to, net gain/loss/write-down/disposal/abandonment of property, equipment and intangible assets; loss on impairment; and costs related to business acquisitions. The Company tax-effects non-GAAP adjustments using the blended statutory federal and state tax rates for each period presented.

•
Non-GAAP Diluted Earnings Per Share (Most comparable GAAP Measure: Earnings Per share) - Measure of Company's Non-GAAP Net Income divided by the weighted average number of diluted common shares outstanding during the period presented.

•
Free Cash Flow (Most comparable GAAP Measure: Cash flow from operating activities) - cash flows provided by operating activities minus purchases of property and equipment, intangible assets and cash flows related to business acquisitions.

Caution on Use of Non-GAAP Measures

Although these non-GAAP financial measures are not consistent with GAAP, management believes investors will benefit by referring to these non-GAAP financial measures when assessing the Company's operating results, as well as when forecasting and analyzing future periods. However, management recognizes that:

•	these non-GAAP financial measures are limited in their usefulness and should be considered only as a supplement to the Company's GAAP financial measures;

•	these non-GAAP financial measures should not be considered in isolation from, or as a substitute for, the Company's GAAP financial measures;

•	these non-GAAP financial measures should not be considered to be superior to the Company's GAAP financial measures; and

•	these non-GAAP financial measures were not prepared in accordance with GAAP or under a comprehensive set of rules or principles.

Further, these non-GAAP financial measures may be unique to the Company, as they may be different from similarly titled non-GAAP financial measures used by other companies. As such, this presentation of non-GAAP financial measures may not enhance the comparability of the Company's results to the results of other companies.

About Axon

Axon is a network of devices, apps, and people that helps public safety personnel become smarter and safer. With a mission of protecting life, our technologies give customers the confidence, focus and time they need to keep their communities safe. Our products impact every aspect of a public safety officer's day-to-day experience.

We work hard for those who put themselves in harm's way for all of us. To date, there are more than 397,800 software seats booked on the Axon network around the world and more than 220,000 lives and countless dollars have been saved with the Axon network of devices, apps and people. Learn more at www.axon.com or by calling (800) 978-2737.

AT&T is a trademark of AT&T Intellectual Property, Bluetooth is a trademark of the Bluetooth SIG, Inc., Facebook is a trademark of Facebook, Inc., FirstNet is a trademark of the US Department of Commerce, LTE is a trademark of the European Telecommunications Standards Institute, Twitter is a trademark of Twitter, Inc., Verizon is a trademark of Verizon Trademark Services LLC, and Wi-Fi is a trademark of the Wi-Fi Alliance.

Axon, Axon Body 2, Axon Body 3, Axon Evidence, Axon Fleet, TASER, TASER 7, Vievu, Protect Life and the Delta Logo are trademarks of Axon Enterprise, Inc., some of which are registered in the US and other countries. For more information, visit www.axon.com/legal. All rights reserved.

Follow Axon here:

•	Axon on Twitter: https://twitter.com/axon_us

•	Axon on Facebook: https://www.facebook.com/Axon.ProtectLife/

Forward-looking statements

These forward-looking statements include, without limitation, statements regarding: proposed products and services and related development efforts and activities; expectations about the market for our current and future products and services; expectations about customer behavior; statements concerning projections, predictions, expectations, estimates or forecasts as to our business, financial and operational results and future economic performance; and statements of management’s strategies, goals and objectives and other similar expressions; as well as the ultimate resolution of financial statement items requiring critical accounting estimates, including those set forth in our Form 10-K for the year ended December 31, 2018. Such statements give our current expectations or forecasts of future events; they do not relate strictly to historical or current facts. Words such as “may,” “will,” “should,” “could,” “would,” “predict,” “potential,” “continue,” “expect,” “anticipate,” “future,” “intend,” “plan,” “believe,” “estimate,” and similar expressions, as well as statements in future tense, identify forward-looking statements. However, not all forward-looking statements contain these identifying words.

We cannot guarantee that any forward-looking statement will be realized, although we believe we have been prudent in our plans and assumptions. Achievement of future results is subject to risks, uncertainties and potentially inaccurate assumptions. The following important factors could cause actual results to differ materially from those in the forward-looking statements: customer purchase behavior, including adoption of our software as a service delivery model; the impact of product mix on projected gross margins; our ability to manage our supply chain and avoid production delays, shortages, and impacts to expected gross margins; changes in the costs of product components and labor; defects in our products; delayed cash collections and possible credit losses due to our subscription model; exposure to international operational risks; our ability to design, introduce and sell new products or features; our ability to defend against litigation and protect our intellectual property, and the resulting costs of this activity; our exposure to cancellations of government contracts due to appropriation clauses, exercise of a cancellation clause, or non-exercise of contractually optional periods; loss of customer data, a breach of security or an extended outage, including our reliance on third party cloud-based storage providers; negative media publicity regarding our products; changes in government regulations in the U.S. and in foreign markets, especially related to the classification of our product by the United States Bureau of Alcohol, Tobacco, Firearms and Explosives and to evolving regulations surrounding privacy and data protection; our ability to integrate acquired businesses; our ability to attract and retain key personnel; and counter-party risks relating to cash balances held in excess of FDIC insurance limits. Many events beyond our control may determine whether results we anticipate will be achieved. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected. You should bear this in mind as you consider forward-looking statements. Our Annual Report on Form 10-K lists various important factors that could cause actual results to differ materially from expected and historical results. These factors are intended as cautionary statements for investors within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act. Readers can find them under the heading “Risk Factors” in the Annual Report on Form 10-K and in the Quarterly Report on Form 10-Q, and investors should refer to them. You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

Except as required by law, we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our Form 10-Q, 8-K and 10-K reports to the SEC.

Please visit https://investor.axon.com, https://www.axon.com/press, www.twitter.com/axon_us and https://www.facebook.com/Axon.ProtectLife/ where Axon discloses information about the company, its financial information, and its business.

For investor relations information please contact Andrea James via email at IR@axon.com.

# # #

AXON ENTERPRISE, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended			Six Months Ended June 30,
	June 30, 2019	March 31, 2019	June 30, 2018	2019	2018
Net sales from products	$80,391	$88,089	$76,721	$168,480	$157,695
Net sales from services	31,971	27,721	22,505	59,692	42,746
Net sales	112,362	115,810	99,226	228,172	200,441
Cost of product sales	38,220	39,600	31,087	77,820	63,521
Cost of service sales	8,582	7,293	4,996	15,875	9,316
Cost of sales	46,802	46,893	36,083	93,695	72,837
Gross margin	65,560	68,917	63,143	134,477	127,604
Operating expenses:
Sales, general and administrative	43,362	42,892	39,343	86,254	75,102
Research and development	23,493	23,354	18,501	46,847	33,620
Total operating expenses	66,855	66,246	57,844	133,101	108,722
Income (loss) from operations	(1,295)	2,671	5,299	1,376	18,882
Interest and other income (expense), net	1,845	2,313	(295)	4,158	968
Income before provision for income taxes	550	4,984	5,004	5,534	19,850
Provision for (benefit from) income taxes	(188)	(1,435)	(3,481)	(1,623)	(1,561)
Net income	$738	$6,419	$8,485	$7,157	$21,411
Net income per common and common equivalent shares:
Basic	$0.01	$0.11	$0.15	$0.12	$0.39
Diluted	$0.01	$0.11	$0.15	$0.12	$0.38
Weighted average number of common and common equivalent shares outstanding:
Basic	59,187	58,914	55,527	59,051	54,330
Diluted	60,000	59,751	57,054	59,876	55,892

AXON ENTERPRISE, INC.
SEGMENT REPORTING
(Unaudited)
(dollars in thousands)

	Three Months Ended June 30, 2019			Three Months Ended March 31, 2019			Three Months Ended June 30, 2018
	TASER	Software and Sensors	Total	TASER	Software and Sensors	Total	TASER	Software and Sensors	Total
Net sales from products (1)	$60,423	$19,968	$80,391	$65,301	$22,788	$88,089	$60,624	$16,097	$76,721
Net sales from services (2)	149	31,822	31,971	90	27,631	27,721	—	22,505	22,505
Net sales	60,572	51,790	112,362	65,391	50,419	115,810	60,624	38,602	99,226
Cost of product sales	24,262	13,958	38,220	23,278	16,322	39,600	17,681	13,406	31,087
Cost of service sales	—	8,582	8,582	—	7,293	7,293	—	4,996	4,996
Cost of sales	24,262	22,540	46,802	23,278	23,615	46,893	17,681	18,402	36,083
Gross margin	36,310	29,250	65,560	42,113	26,804	68,917	42,943	20,200	63,143
Gross margin %	59.9%	56.5%	58.3%	64.4%	53.2%	59.5%	70.8%	52.3%	63.6%

Research and development	3,087	20,406	23,493	3,712	19,642	23,354	4,019	14,482	18,501

	Six Months Ended June 30, 2019			Six Months Ended June 30, 2018
	TASER	Software and Sensors	Total	TASER	Software and Sensors	Total
Net sales from products (1)	$125,724	$42,756	$168,480	$124,148	$33,547	$157,695
Net sales from services (2)	239	59,453	59,692	—	42,746	42,746
Net sales	125,963	102,209	228,172	124,148	76,293	200,441
Cost of product sales	47,540	30,280	77,820	38,224	25,297	63,521
Cost of service sales	—	15,875	15,875	—	9,316	9,316
Cost of sales	47,540	46,155	93,695	38,224	34,613	72,837
Gross margin	78,423	56,054	134,477	85,924	41,680	127,604
Gross margin %	62.3%	54.8%	58.9%	69.2%	54.6%	63.7%

Research and development	6,799	40,048	46,847	6,979	26,641	33,620

(1) Software and Sensors “products” revenue consists of sensors, including on-officer body cameras, Axon Fleet cameras, other hardware sensors, warranties on sensors, and other products, and is sometimes referred to as Sensors and Other revenue.

(2) Software and Sensors “services” revenue comprises sales related to the Axon Cloud, which includes Axon Evidence, cloud-based evidence management software revenue, other recurring cloud-hosted software revenue and related professional services, and is sometimes referred to as Axon Cloud revenue. TASER "services" revenue similarly includes amounts for Axon Evidence and related professional services.

AXON ENTERPRISE, INC.
UNIT SALES STATISTICS
(Unaudited)
Units in whole numbers

	Three Months Ended June 30,				Six Months Ended June 30,
	2019	2018	Unit Change	Percent Change	2019	2018	Unit Change	Percent Change

TASER 7	8,135	—	8,135	*	16,970	—	16,970	*
TASER X26P	9,493	18,664	(9,171)	(49.1)	24,478	34,384	(9,906)	(28.8)
TASER X2	9,759	15,537	(5,778)	(37.2)	19,620	36,038	(16,418)	(45.6)
TASER Pulse and Bolt	3,631	3,158	473	15.0	4,884	7,158	(2,274)	(31.8)
Cartridges	606,220	611,136	(4,916)	(0.8)	1,222,737	1,144,088	78,649	6.9
Axon Body	20,346	20,407	(61)	(0.3)	46,194	42,176	4,018	9.5
Axon Flex	3,508	3,281	227	6.9	7,099	6,974	125	1.8
Axon Fleet	2,441	2,079	362	17.4	4,176	3,936	240	6.1
Axon Dock	3,408	4,534	(1,126)	(24.8)	8,402	10,378	(1,976)	(19.0)
TASER Cam	1,716	1,491	225	15.1	3,457	5,019	(1,562)	(31.1)
* Not meaningful

AXON ENTERPRISE, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)
Dollars in thousands

	Three Months Ended			Six Months Ended
	June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018
EBITDA and Adjusted EBITDA:
Net income	$738	$6,419	$8,485	$7,157	$21,411
Depreciation and amortization	2,687	2,800	2,750	5,487	5,161
Interest expense	17	6	17	23	37
Investment interest income	(1,630)	(2,003)	(595)	(3,633)	(670)
Provision for (benefit from) income taxes	(188)	(1,435)	(3,481)	(1,623)	(1,561)
EBITDA	$1,624	$5,787	$7,176	$7,411	$24,378

Adjustments:
Stock-based compensation expense	$8,627	$7,905	$4,954	$16,532	$9,047
Transaction costs and adjustments related to business acquisition	—	—	1,382	—	1,382
Loss on disposal and abandonment of intangible assets	—	18	54	18	54
Loss on disposal and impairment of property and equipment, net	1,321	242	119	1,563	153
Adjusted EBITDA	$11,572	$13,952	$13,685	$25,524	$35,014
Net income as a percentage of net sales	0.7%	5.5%	8.6%	8.9%	2.9%
Adjusted EBITDA as a percentage of net sales	10.3%	12.0%	13.8%	11.2%	17.5%

Stock-based compensation expense:
Cost of product and service sales	$237	$226	$125	$463	$266
Sales, general and administrative	4,941	4,681	2,731	9,622	5,035
Research and development	3,449	2,998	2,098	6,447	3,746
Total	$8,627	$7,905	$4,954	$16,532	$9,047

AXON ENTERPRISE, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - continued
(Unaudited)
Dollars in thousands, except per-share amounts

	Three Months Ended			Six Months Ended June 30,
	June 30, 2019	March 31, 2019	June 30, 2018	2019	2018
Non-GAAP net income:
GAAP net income	$738	$6,419	$8,485	$7,157	$21,411
Non-GAAP adjustments:
Stock-based compensation expense	8,627	7,905	4,954	16,532	9,047
Loss on disposal and abandonment of intangible assets	—	18	54	18	54
Loss on disposal and impairment of property and equipment, net	1,321	242	119	1,563	153
Transaction costs and adjustments related to business acquisition	—	—	1,382	—	1,382
Income tax effects	(2,517)	(2,016)	(1,580)	(4,583)	(2,581)
Income tax benefit of CEO stock option exercise	—	—	(3,362)	—	(3,362)
Non-GAAP net income	$8,169	$12,568	$10,052	$20,687	$26,104

	Three Months Ended			Six Months Ended June 30,
	June 30, 2019	March 31, 2019	June 30, 2018	2019	2018
Non-GAAP diluted earnings per share:
GAAP diluted earnings per share	$0.01	$0.11	$0.15	$0.12	$0.38
Non-GAAP adjustments:
Stock-based compensation expense	0.14	0.13	0.09	0.28	0.16
Loss on disposal and abandonment of intangible assets	—	—	—	—	—
Loss on disposal and impairment of property and equipment, net	0.02	—	—	0.03	—
Transaction costs and adjustments related to business acquisition	—	—	0.02	—	0.02
Income tax effects	(0.04)	(0.03)	(0.03)	(0.08)	(0.05)
Income tax benefit of CEO stock option exercise	—	—	(0.06)	—	(0.06)
Non-GAAP diluted earnings per share (1)	$0.14	$0.21	$0.18	$0.35	$0.47

Weighted average number of diluted common and common equivalent shares outstanding (in thousands)	60,000	59,751	57,054	59,876	55,892
(1)  The per share calculations for GAAP net income, Non-GAAP adjustments and Non-GAAP diluted earnings per share are each computed independently. Per share amounts may not sum due to rounding.

AXON ENTERPRISE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2019	December 31, 2018
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$219,720	$349,462
Short-term investments	116,629	—
Accounts and notes receivable, net	134,630	130,579
Contract assets, net	26,648	13,960
Inventory	40,999	33,763
Prepaid expenses and other current assets	36,429	30,391
Total current assets	575,055	558,155

Property and equipment, net	40,500	37,893
Deferred income tax assets, net	20,658	19,347
Intangible assets, net	14,424	15,935
Goodwill	24,969	24,981
Long-term notes receivable, net of current portion	35,170	40,230
Other assets	35,594	22,999
Total assets	$746,370	$719,540

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$9,064	$15,164
Accrued liabilities	34,011	41,092
Current portion of deferred revenue	113,351	107,016
Customer deposits	3,395	2,702
Other current liabilities	3,852	37
Total current liabilities	163,673	166,011

Deferred revenue, net of current portion	74,586	74,417
Liability for unrecognized tax benefits	3,462	2,849
Long-term deferred compensation	3,755	3,235
Other long-term liabilities	11,967	5,704
Total liabilities	257,443	252,216

Stockholders’ Equity:
Preferred stock	—	—
Common stock	1	1
Additional paid-in capital	467,904	453,400
Treasury stock	(155,947)	(155,947)
Retained earnings	178,540	171,383
Accumulated other comprehensive loss	(1,571)	(1,513)
Total stockholders’ equity	488,927	467,324
Total liabilities and stockholders’ equity	$746,370	$719,540

AXON ENTERPRISE, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended			Six Months Ended June 30,
	June 30, 2019	March 31, 2019	June 30, 2018	2019	2018
Cash flows from operating activities:
Net income	$738	$6,419	$8,485	$7,157	$21,411
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,687	2,800	2,750	5,487	5,161
Loss on disposal and abandonment of intangible assets	—	18	54	18	54
Loss (gain) on disposal and impairment of property and equipment, net	1,321	242	119	1,563	153
Stock-based compensation	8,627	7,905	4,954	16,532	9,047
Deferred income taxes	(1,888)	577	(1,572)	(1,311)	(58)
Unrecognized tax benefits	306	307	108	613	212
Other noncash, net	926	896	17	1,822	30
Change in assets and liabilities:
Accounts and notes receivable and contract assets	10,988	(21,994)	(7,731)	(11,006)	(24,791)
Inventory	(3,579)	(3,936)	2,100	(7,515)	4,508
Prepaid expenses and other assets	(2,609)	(3,152)	(5,727)	(5,761)	(7,429)
Accounts payable, accrued liabilities and other liabilities	(9,468)	(7,284)	(9,437)	(16,752)	(2,688)
Deferred revenue	3,345	3,232	3,942	6,577	10,496
Net cash provided by (used in) operating activities	11,394	(13,970)	(1,938)	(2,576)	16,106
Cash flows from investing activities:
Purchases of investments	(36,670)	(105,322)	(3,529)	(141,992)	(4,331)
Proceeds from call / maturity of investments	25,319	—	3,871	25,319	7,038
Purchases of property and equipment	(2,590)	(5,271)	(3,602)	(7,861)	(4,665)
Purchases of intangible assets	(182)	(162)	(220)	(344)	(254)
Business acquisitions, net of cash acquired	—	—	(5,014)	—	(5,014)
Net cash used in investing activities	(14,123)	(110,755)	(8,494)	(124,878)	(7,226)
Cash flows from financing activities:
Net proceeds from equity offering	—	—	233,993	—	233,993
Proceeds from options exercised	4	100	230	104	586
Income and payroll tax payments for net-settled stock awards	(873)	(1,259)	(7,030)	(2,132)	(10,807)
Payment of contingent consideration for business acquisitions	—	—	(575)	—	(575)
Net cash provided by (used in) financing activities	(869)	(1,159)	226,618	(2,028)	223,197
Effect of exchange rate changes on cash and cash equivalents	(319)	67	(1,007)	(252)	(538)
Net increase (decrease) in cash and cash equivalents and restricted cash	(3,917)	(125,817)	215,179	(129,734)	231,539
Cash and cash equivalents, beginning of period	225,210	351,027	94,798	351,027	78,438
Cash and cash equivalents, end of period	$221,293	$225,210	$309,977	$221,293	$309,977

AXON ENTERPRISE, INC.
SUPPLEMENTAL CASH FLOW INFORMATION
(Unaudited)
(in thousands)

	Three Months Ended			Six Months Ended June 30,
	June 30, 2019	March 31, 2019	June 30, 2018	2019	2018

Cash and cash equivalents	$219,720	$223,642	$307,507	$219,720	$307,507
Restricted cash	1,573	1,568	2,470	1,573	2,470
Cash, cash equivalents and restricted cash, end of period	$221,293	$225,210	$309,977	$221,293	$309,977

	Three Months Ended			Six Months Ended June 30,
	June 30, 2019	March 31, 2019	June 30, 2018	2019	2018

Net cash provided by (used in) operating activities	$11,394	$(13,970)	$(1,938)	$(2,576)	$16,106
Purchases of property and equipment	(2,590)	(5,271)	(3,602)	(7,861)	(4,665)
Purchases of intangible assets	(182)	(162)	(220)	(344)	(254)
Cash flows related to business acquisitions	—	—	(5,014)	—	(5,014)
Free cash flow (deficit), a non-GAAP measure	$8,622	$(19,403)	$(10,774)	$(10,781)	$6,173

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